EXHIBIT 10(a)

















               MODINE MANUFACTURING COMPANY

             DIRECTOR EMERITUS RETIREMENT PLAN

                  EFFECTIVE APRIL 1, 1992

               MODINE MANUFACTURING COMPANY
             DIRECTOR EMERITUS RETIREMENT PLAN
                  EFFECTIVE APRIL 1, 1992


     WHEREAS, the Board of Directors of Modine Manufacturing
Company has determined it to be in the best interest of the Company to establish a retirement plan for directors of the Company.

     NOW, THEREFORE, effective as of April 1, 1992, Modine Manufacturing Company establishes this Modine Manufacturing Company Director Emeritus Retirement Plan with respect to directors of Modine who on or after April 1, 1992 retire, die or otherwise terminate their service as a director of Modine.

                         ARTICLE I
                        DEFINITIONS
                        -----------

     For the purposes of this retirement plan, the following words and phrases shall have the meanings indicated, unless a different meaning is clearly required by the context:

     1.1  The term "Act" means the Employee Retirement
Income Security Act of 1974.

     1.2 The term "Actuarial Equivalent" means equality in value of the aggregate amount expected to be received under the Plan based on the discount rate and mortality assumptions applicable, as defined below:

     (a)  Discount rate/assumption - For purposes of
          ------------------------
          computing any adjustments called for under the terms of the Plan for any benefit (when such adjustment is not otherwise provided for in the
          Plan), the discount rate assumption shall be the same discount rate as then utilized for the calculation of the present value of future benefits as disclosed in the financial statement pension plan footnotes of the Modine Manufacturing Company annual report.

     (b)  Mortality Assumption - For purposes of computing
          --------------------
          any adjustments called for under the terms of the Plan for any benefit (when such adjustment is not otherwise provided for in the Plan), the mortality assumption shall be based on the 1971 Group Annuity Mortality Table.

     1.3 The term "Beneficiary" means the person or persons designated by a Director or former Director as his beneficiary as provided in Section 3.5.

     1.4 The term "Board" or "Board of Directors" means the current Board of Directors of the Company.

     1.5  The term "Company" or "Modine" means Modine
Manufacturing Company, a Wisconsin corporation, its corporate successors, and the surviving corporation resulting from any merger or consolidation of Modine
Manufacturing Company with any other company or companies.

     1.6 A "Director" means any person who is or becomes a director of Modine on or after April 1, 1992 regardless of whether such person is also an employee of Modine on or after such date.

     1.7  The "Effective Date" means April 1, 1992.

     1.8  The "Plan" means this Modine Manufacturing
Company Director Emeritus Retirement Plan with all amendments and supplements hereafter made.

     1.9 The "Plan Year" means the twelve-month period commencing April 1, 1992 and each April 1 thereafter.

     1.10 "Retirement Benefit" means the amount of retirement benefit payable annually to a retired Director under the terms of the Plan.

     1.11 "Surviving Spouse" shall mean and be limited to the person who (i) was the Director's or former Director's spouse at the time of his death, and (ii) was his spouse for at least one full year immediately prior to the date of his death.

     1.12 "Retirement Date" means with respect to any Director, the last day of the calendar quarter in which he retires from his service as a Director of Modine.

     1.13 "Survivor Benefit" means the amount of survivor benefit payable annually to the Surviving Spouse or Beneficiary of a former Director under the terms of the Plan.

     1.14 "Termination Date" means with respect to any Director, the date upon which he terminates his service as a director of Modine.

                        ARTICLE II
                    RETIREMENT BENEFIT
                    ------------------

     2.1  Eligibility.  Each person who is or becomes a
          -----------
Director of Modine on or after April 1, 1992 and whose service as a Director with Modine ceases on or before his Retirement Date shall be eligible for a Retirement Benefit.

     2.2  Benefit Amount.  The amount of the Retirement Benefit
          --------------
for a Director shall be an amount equal to the annualized rate at which Directors are being paid for their services to the Company as Directors (including any Board meeting fees but excluding any applicable committee meeting fees) as in effect at the time such Director ceases his service as a Director.

     2.3  Benefit Payment.  The Retirement Benefit shall be
          ---------------
paid to a retired Director in four equal quarterly payments commencing with the first day of the first calendar quarter following the calendar quarter in which his Retirement Date occurs and shall be payable on the first day of each succeeding calendar quarter until the earlier of: (i) his death; or (ii) the period of time with respect to which a Retirement Benefit is paid under the Plan equals the period of time with respect to which the retired Director served as a Director of the Company.

                        ARTICLE III
                     SURVIVOR BENEFIT
                     ----------------

     3.1  Eligibility.
          -----------

     (a)  If a deceased Director, at the time of
          death, had not commenced receiving Retirement
          Benefit payments under the Plan, such deceased
          Director's Surviving Spouse or Beneficiary, as determined pursuant to Section 3.5 of the Plan, shall be eligible to receive a Survivor Benefit as provided in Sections 3.2(a) and 3.3(a) of the Plan.

     (b) If a deceased former Director, prior to the time of death, had ceased his services as a Director and at the time of death was receiving or eligible to receive Retirement Benefit payments under the Plan, such deceased former Director's Surviving Spouse or Beneficiary, as determined pursuant to Section 3.5 of the Plan, shall be eligible to receive a Survivor Benefit as provided in Sections 3.2(b) and 3.3(b) of the Plan.

     3.2  Benefit Amount.
          --------------

     (a) The amount of Survivor Benefit payable to a deceased Director's Surviving Spouse or Beneficiary who is eligible for such benefit pursuant to Section 3.1(a) of the Plan shall be equal to the amount of Retirement Benefit that would have been paid to the Director determined in accordance with Section 2.2 of the Plan assuming he had not died but his services as a Director had ceased as of the date of his death.

     (b) The amount of Survivor Benefit payable to a deceased former Director's Surviving Spouse or Beneficiary who is eligible for such benefit pursuant to Section 3.1(b) of the Plan shall be equal to the amount of Retirement Benefit that was being paid, or was due to be paid, to the deceased former Director at the time of his death.

     3.3  Benefit Payments.
          ----------------

     (a)  A Surviving Benefit payable to a deceased
          Director's Surviving Spouse or Beneficiary pursuant to Section 3.1(a) of the Plan shall be paid in four equal payments commencing with the first day of the first quarter following the calendar quarter in which the Director's death occurred and shall be payable on the first day of each succeeding calendar quarter until the period of time with respect to which the Surviving
          Spouse or Beneficiary is paid a Survivor Benefit under the Plan equals the period of time with respect to which the retired Director served as a Director of the Company.

     (b) A Survivor benefit payable to a deceased former Director's Surviving Spouse or Beneficiary pursuant to Section 3.1(b) of the Plan shall be paid in four equal payments commencing with the first day of the first quarter following the calendar quarter in which the former Director's death occurred and shall be payable on the first day of each succeeding calendar quarter until the period of time with respect to which the Surviving Spouse or Beneficiary is paid a Survivor Benefit under the Plan when combined with the period of time with respect to which the deceased former Director was paid a retirement benefit pursuant to Section 2.3 of the Plan equals the period of time with respect to which the deceased former Director served as a Director of the Company.

     3.4  Death of Surviving Spouse or Beneficiary.  In the
          ----------------------------------------
event a Surviving Spouse or Beneficiary receiving Survivor
Benefit payments under the Plan dies prior to receiving the last Survivor Benefit payment to which such person is entitled pursuant to Section 3.3(a) or 3.3(b) of the plan, the estate of such deceased Surviving Spouse or Beneficiary shall be paid in a single lump sum payment the actuarial equivalent present value of an amount equal to the total of the quarterly payments remaining to be paid at the time of such Surviving Spouse's or Beneficiary's death. The lump sum payment provided pursuant to this Section 3.4 shall be paid on the first day of the first calendar quarter following the death of such Surviving Spouse or Beneficiary, or as soon thereafter as administratively practicable.

     3.5  Determination of Person Entitled to Receive
          -------------------------------------------
Survivor Benefit.  In the event of the death of a Director
----------------
or former Director under circumstances under which a Survivor Benefit is payable under Section 3.1(a) or 3.1(b) of the Plan, if such deceased Director or deceased former

Director is survived by a Surviving Spouse, such Survivor
Benefit will be paid to such Surviving Spouse unless the deceased Director or deceased former Director not less than 10 days prior to his death has filed with Modine, as plan administrator, a designation, in form and substance satisfactory to Modine, designating a person or persons other than his Surviving Spouse as his Beneficiary for receiving Survivor Benefit payments under the Plan.

     In the event a deceased Director or deceased former
Director is not survived by a Surviving Spouse and has not designated a Beneficiary or no person designated as his Beneficiary has survived the deceased Director or deceased former Director, any Survivor Benefit payable pursuant to
Section 3.2(a) or 3.2(b) of the Plan shall be payable to the estate of such deceased Director or deceased former
Director in a single lump sum on the first day of the first calendar quarter following the death of such deceased
Director or deceased former Director, or as soon thereafter as administratively practicable.

                        ARTICLE IV
           GENERAL PROVISIONS REGARDING BENEFITS
           -------------------------------------

     4.1  Restriction on Alienation of Retirement Benefits.
          ------------------------------------------------

     (a) Except as provided in Section 4.1(b) of the Plan, the rights and interests of any person under the Plan shall not be subject in any manner to sale, transfer, encumbrance, assignment, pledge, or alienation of any kind; nor may such rights or interests be resorted to, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
          No such person shall have power in any manner to sell, transfer, encumber, assign, pledge or alienate any of his interests or rights under the Plan and any attempt to do so shall be void.

     (b)  Notwithstanding the provisions of Section
          4.1(a) of the Plan, all or any part of the benefit of a Director under the Plan shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic
          Relations Order, as that term is defined in
          Section 206(d)(3) of the Employee Retirement
          Income Security Act of 1974 (hereinafter referred to in the Plan as the "Act"), and Modine shall provide for payment in accordance with such order and Section and all regulations promulgated under such Section. All such payments pursuant to a Qualified Domestic Relations Order shall be subject to reasonable rules and regulations promulgated by Modine; provided that such rules and regulations are consistent with Section
          206(d)(3) of the Act.  If prior to the
          commencement of payment of a Director's
          Retirement Benefit, any amount attributable to his Retirement Benefit is allocated for, or paid to, an alternate payee or payees pursuant to a Qualified Domestic Relations Order, the amount of his Retirement Benefit shall be reduced by an amount equal to the Actuarial Equivalent of the amount so paid or allocated to an alternate payee or payees.

     4.2  Facility of Payment.  In the event that it should
          -------------------
be found that any individual to whom an amount is payable under the Plan is incapable of attending to his financial affairs because of any mental or physical conditions, including the infirmities of advanced age, such amount
(unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of Modine, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment made in accordance with the provisions of this Section 4.2 of the Plan shall be a complete discharge of liability therefor under the Plan.

     4.3  Nonforfeitability of Benefits.  Except as
          -----------------------------
provided in Section 8.2 of the Plan, a Director's right to a retirement benefit under the Plan shall be nonforfeitable upon and after his Retirement Date.

     4.4  Payment of Benefits.  The benefits provided under
          -------------------
the Plan shall be paid solely from the general assets of Modine and Modine shall not have any obligation to establish or maintain a separate fund or funds to provide for the payment of benefits.

     4.5  Application of Certain Plan Provisions.  For
          --------------------------------------
purposes of the general administrative provisions of the Plan, a Director's former spouse, a former Director's former spouse, a deceased Director's Surviving Spouse or Beneficiary, or a deceased former Director's Surviving
Spouse or Beneficiary shall be treated as any other person entitled to receive benefits under the Plan upon any termination of the plan, and any such former spouse, Surviving Spouse or Beneficiary who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a retired
Director for all purposes of the Plan.

     4.6  Service of Process.  The General Counsel of
          ------------------
Modine Manufacturing Company is hereby designated as the agent for service of legal process on the Plan.

     4.7  Governing Law.  The Plan shall be interpreted,
          -------------
administered and enforced in accordance with the laws of the State of Wisconsin, and the rights of Directors, former
Directors, former spouses, Surviving Spouses, Beneficiaries and all other persons shall be determined in accordance therewith, provided, however, that to the extent federal law is applicable, such federal law shall apply.

     4.8  Titles.  Titles are provided in the Plan for
          ------
convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

     4.9  References.  Unless the context clearly indicates
          ----------
to the contrary, a reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

     4.10 Pronouns.  Use of any form of the masculine
          --------
pronoun in this Plan shall, when the circumstances make it appropriate, be deemed to include the equivalent form of the female pronoun.

                         ARTICLE V
                      ADMINISTRATION
                      --------------

     5.1  Authority of Modine.  Modine, which shall be
          -------------------
administrator, shall have all the powers, authorities and
responsibilities expressly conferred upon herein and
further shall have the sole right to interpret and construe
the Plan, and to determine any disputes arising thereunder;
subject, however, to the provisions of Section 5.3 and 5.4
of the Plan.  In exercising such powers and authorities and
in fulfilling such responsibilities, Modine shall at all
times exercise good faith, apply standards of uniform
application and refrain from arbitrary action.  Modine may
employ such attorneys, agents and accountants as it may
deem necessary or advisable to assist it in carrying out
its duties hereunder.   Modine, by action of the Board of
Directors, may designate a person or persons other than Modine to carry out any of such powers, authorities or responsibilities.

     5.2  Action of Modine.  Any of Modine's powers,
          ----------------
authorities or responsibilities for the operation and administration of the Plan which have not been delegated in accordance with Section 5.1 of the Plan may be exercised by a majority of the members of the Board of Directors of Modine, either by a vote at a meeting, or in writing without a meeting. All notices, advice, directions, certifications, approvals and instructions required or authorized to be given by Modine under the Plan shall be in writing and signed by either: (i) a majority of the members of the Board of Directors of Modine, or by such member or members as may be designated by an instrument in writing, signed by all members thereof, as having authority to execute such documents on his behalf; or (ii) a person who becomes authorized to act for Modine in accordance with the provisions of Section 5.1 of the Plan. Subject to the provisions of Section 5.3 of the Plan, any action taken by Modine which is authorized, permitted or required under the Plan shall be final and binding upon Modine, and all persons who claim an interest under the Plan.

     5.3  Denial of claims.  Whenever Modine denies, whether
          ----------------
in whole or in part, a claim for benefits filed by any person (hereinafter referred to in this Article as "Claimant"), Modine shall transmit a written notice setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for the denial of the claim, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim (including an explanation of why such material or information is necessary) and an explanation of the Plan's claims review procedure as set forth in Section 5.4 of the Plan. In addition, the written notice shall contain the date on which such notice was sent and a statement advising the Claimant that within 60 days of the date on which he received such notice, he may have Modine review its decision denying the Claimant's claim for benefits.

     5.4  Claims Review Procedure.  Within 60 days of the
          -----------------------
date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with Modine a written request therefor, which request shall contain the following information:

     (a) The date on which the notice of denial of claim was received by the Claimant;

     (b) The date on which the Claimant's request for review was filed with Modine; provided, however, that the date on which the Claimant's request for review was in fact filed with Modine shall control in the event the date of actual filing is later than the date started by the Claimant pursuant to this Section 5.4;

     (c) The specific portions of the denial of his claim which the Claimant requests Modine to review;

     (d) A statement by the Claimant setting forth the basis upon which he believes Modine should reverse its previous denial of his claim for benefits and accept his claim as made; and

     (e) Any written material (including as exhibits) which the Claimant desires Modine to examine in its consideration of his position as stated pursuant to Section 5.4(d) of the Plan.

          Within 60 days of the date determined pursuant to
Section 5.4(b) of the Plan, Modine shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within ten days following the date of such review, Modine shall send to the Claimant its written decision setting forth, in a manner calculated to be understood by the Claimant, a statement of the specific reasons for its decision, including reference to the specific Section of the Plan relied upon.

     5.5  Indemnification.  In addition to whatever rights
          ---------------
of indemnification the members of the Board of Directors of Modine, or any other person or persons to whom any powers, authorities or responsibilities of Modine are allocated or delegated pursuant to Section 5.1(b) of the Plan may be entitled under the Certificate of Incorporation or by-laws of Modine, including any amendments thereto, under any provision of law, or under any other agreement, Modine shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorney's fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending or completed action suit or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons, of any of the powers, authorities, responsibilities or discretion of Modine as provided under the Plan, or reasonably believed by such members or such other person or persons to be provided thereunder, and any action taken by such member or such person or persons in connection therewith.

                        ARTICLE VI
                  AMENDMENT AND DURATION
                  ----------------------

     6.1  Amendment and Termination.  Modine reserves the right
          -------------------------
to amend the Plan, or to terminate the Plan at any time and from time to time by resolution of the Board of Directors of Modine and all persons claiming any interest under the Plan shall be bound thereby; provided, however, that no amendment shall be adopted, the effect of which would directly or indirectly (i) divest the interest of any Director, or any person entitled to receive a benefit under a Director, in any amount that any of them would have received had the Director's services as a Director terminated immediately prior to the effective date of such amendment, or
(ii) divest the interest of any former Director or any person entitled to receive a benefit under a former or deceased former Director, in any amount that any of them would otherwise have received.

     6.2  Termination.  In the event of a termination of the Plan,
          -----------
the benefit interests of all Directors, former Directors, deceased former Directors, and each person or persons entitled to or receiving a benefit under or through them shall be determined and paid by Modine in accordance with the provisions of this Section 6.2.

          For purposes of this Section 6.2, the amount to be paid to any individual hereunder shall be the Actuarial Equivalent of all of the benefits payable under the Plan to such individual. Following the determination of the amount to be paid to any individual pursuant to this Section 6.2, such amount shall be paid in a single lump sum payment within 10 days after such determination.

          Notwithstanding anything to the contrary contained herein, in no event will the amount to be paid pursuant to this Section 6.2 be determined and paid later than 30 days after the effective termination date of the Plan.

     6.3  Immediate Vesting Upon Termination.  Upon termination of
          ----------------------------------
the Plan, pursuant to Sections 6.1 and 6.2 of the Plan, the rights of all affected Directors, former Directors, deceased former Directors, and persons claiming a benefit under or through them to benefits accrued to the date of such termination, shall be fully vested and nonforfeitable.

                        ARTICLE VII
                     CHANGE OF CONTROL
                     -----------------

     7.1  Termination Due to Change in Control.  The provisions of
          ------------------------------------
Article VI notwithstanding, in the event of a Change in Control, the plan shall automatically terminate without any further action.

     7.2  Lump Sum Payment of Benefits.  In the event of the
          ----------------------------
termination of the Plan pursuant to Section 7.1 of the Plan, the benefit interest of all Directors, former Directors, deceased former Directors, and each person or persons entitled to or receiving a benefit under or through them, shall be determined and paid by Modine in accordance with the provisions of this Section 7.2.

          For purposes of this Section 7.2, the amount to be paid to any individual hereunder shall be an amount equal to the total of all quarterly benefit payments which otherwise would be payable under the Plan to such individual. Following the determination of the amount to be paid to any individual pursuant to this Section 7.2, such amount shall be paid in a single lump sum payment within 10 days after such determination.

          Notwithstanding anything to the contrary contained herein, in no event will the amount to be paid pursuant to this Section 7.2 be determined and paid later than 30 days after the effective termination date of the Plan pursuant to Section 7.1 of the Plan.

     7.3  Immediate Vesting Upon Termination.  Upon termination of
          ----------------------------------
the Plan, pursuant to Sections 7.1 and 7.2 of the Plan, the rights of all affected Directors, former directors, deceased former Directors, and persons claiming a benefit under or through them, to benefits accrued to the date of such termination, shall be fully vested and nonforfeitable.

     7.4  Change in Control Defined.  For purposes of the Plan, a
          -------------------------
"Change in Control" shall mean any of the following events:

     (a) The acquisition (other than from the Company) by any person (as such term is defined in Sections
          13(d) or 14(d) of the Securities Exchange Act of
          1934, as amended (the "1934" Act)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities; or

     (b) The individuals who, as of April 1, 1992, are members of the Board of Directors of Modine
          (the "Incumbent Board"), cease for any reason to constitute a majority of the board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of a majority of the Incumbent
          Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

     (c)  Approval by stockholders of the Company of
          (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-five percent (65%) of the combined voting power of the then outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section
7.4(a) of the Plan, solely because thirty-five percent
(35%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                       ARTICLE VIII
                       MISCELLANEOUS
                       -------------

     8.1  Services.
          --------

     (a)  Each former Director who is receiving a
          Retirement Benefit under the Plan shall, at reasonable times and places as requested by any then current Director of the Company, be available for consultation concerning the business and affairs of the Company. Each such former Director shall attend such meeting or meetings of the Board of Directors as any person, who at the time is a member of the Chief
          Executive Office of the Company, requests.

     (b)  The foregoing notwithstanding, it is
          understood that a former Director providing service pursuant to Section 8.1(a) shall be reimbursed by the Company for any and all reasonable expenses which are incurred in providing the requested services or attending any meeting of the Board as requested.

     (c) It is understood that any former Director while attending any meeting of the Board, since he is not a duly elected and qualified Director of the Company, shall not vote nor be counted in determining a quorum at any such meeting.

     8.2  Non-Competition.
          ---------------

     (a) Notwithstanding anything to the contrary contained in the Plan, in the event a former
          Director irrespective of whether he is receiving
          Retirement Benefit payments under the Plan engages directly or indirectly in activities which compete in any manner with the business or activities of the Company, the right of such former Director to receive any Retirement Benefit payments under the Plan and the right of any other person to receive any benefit payments under the Plan shall be immediately terminated and no Retirement Benefit or other benefit payments under the Plan shall be paid thereafter to the former Director or to any person who claims a benefit under or through him.

     (b)  For purposes of Section 8.2(a), a former
          Director shall not be deemed to have engaged in competition with the business or activities of the Company if such former Director's sole relationship with a competitor of the Company consists of his holding, directly or indirectly, an equity interest in such other company not greater than two percent (2%) of such other company's outstanding securities.

     8.3  Fraud or Other Criminal Activity. Notwithstanding anything
          --------------------------------
to the contrary contained in the Plan, in the event a Director or former Director, irrespective of whether he is receiving Retirement Benefit payments under the Plan, is convicted of fraud or of a felony (and with respect to such conviction such person's right to file an appeal after conviction has expired, or if such person has filed an appeal after conviction, the appellate court fails to reverse the conviction) and such fraud or felony is determined by a majority of the members of the Board of Directors then in office (excluding, if applicable, the Director guilty of such fraud or felony) to have damaged Modine, the right of such Director or former Director to receive any Retirement Benefit payments under the plan and the right of any other person to receive any benefit payments under the Plan under such Director or former Director shall be immediately terminated and no Retirement Benefit or other benefit payments under the plan shall be paid thereafter to the Director, former Director or any person who claims a benefit under or through such Director or former Director. For purposes of this Section
8.3 of the plan, any determination by the members of the Board of Directors that any fraud or felony of a Director or former Director has damaged Modine shall be conclusive and binding upon the Director or former Director and any person who claims a benefit under or through him.







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